Hyundai Auto Receivables Trust 2003-A
Monthly Servicing Report
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Collection Period                                                   March, 2004
Distribution Date                                                      04/15/04
Transaction Month                                                             5
30/360 Days                                                                  30
Actual/360 Days                                                              31
-------------------------------------------------------------------------------

I. ORIGINAL DEAL PARAMETERS

Cut off Date:                    September 30, 2003
Closing Date:                      November 7, 2003

                                       Dollars                Units                  WAC             WAM
                                       -------                -----                  ---             ---
Original Pool Balance:             $ 815,463,348.54          52,845                7.296%             56

                                     Dollar Amount             % of Pool              Coupon Rate          Final Payment Date
                                     -------------             ---------              -----------          ------------------
   Class A-1 Notes                 $ 170,000,000.00             20.847%                 1.1100%             November 15, 2004
   Class A-2 Notes                 $ 241,000,000.00             29.554%                 1.5600%            September 15, 2006
   Class A-3 Notes                 $ 130,000,000.00             15.942%                 2.3300%             November 15, 2007
   Class A-4 Notes                 $ 120,618,000.00             14.791%                 3.0200%              October 15, 2010
   Class B Notes                   $  39,034,000.00              4.787%                 2.9900%              October 15, 2010
   Class C Notes                   $  11,710,000.00              1.436%                 3.1900%              October 15, 2010
   Class D Notes                   $  40,985,000.00              5.026%                 4.0600%              October 15, 2010
                                   ------------------------------------
Total Securities                   $ 753,347,000.00             92.383%

   Overcollateralization           $  27,323,343.23              3.351%
   YSOA                            $  34,793,005.31              4.267%
                                   ------------------------------------
Total Original Pool Balance        $ 815,463,348.54             100.00%

==============================================================================================================================

II. POOL BALANCE AND PORTFOLIO INFORMATION

                           --------------------------------------------------------------------------------------------------
                                    Beginning of Period                          Ending of Period                Change
                           --------------------------------------------------------------------------------------------------
                               Balance              Pool Factor             Balance         Pool Factor
                               -------              -----------             -------         -----------
   Class A-1 Notes         $  57,390,940.58           0.3375938         $ 31,162,922.83      0.1833113        $ 26,228,017.75
   Class A-2 Notes         $ 241,000,000.00           1.0000000         $241,000,000.00      1.0000000        $          -
   Class A-3 Notes         $ 130,000,000.00           1.0000000         $130,000,000.00      1.0000000        $          -
   Class A-4 Notes         $ 120,618,000.00           1.0000000         $120,618,000.00      1.0000000        $          -
   Class B Notes           $  39,034,000.00           1.0000000         $ 39,034,000.00      1.0000000        $          -
   Class C Notes           $  11,710,000.00           1.0000000         $ 11,710,000.00      1.0000000        $          -
   Class D Notes           $  40,985,000.00           1.0000000         $ 40,985,000.00      1.0000000        $          -
                           --------------------------------------------------------------------------------------------------
Total Securities           $ 640,737,940.58           0.8505217         $614,509,922.83      0.8157063        $ 26,228,017.75

Weighted Avg. Coupon (WAC)             7.28%                                                                             7.26%
Weighted Avg. Remaining
  Maturity (WARM)                     51.40                                                                             50.38
Pool Receivables Balance   $ 715,986,708.85                                                                   $691,420,442.91
Remaining Number of
  Receivables                        50,248                                                                            49,461

Adjusted Pool Balance                                                                                         $664,041,763.73

==============================================================================================================================


III. COLLECTIONS

Principal:
     Principal Collections                                                                                    $ 23,491,813.99
     Repurchased Contract Proceeds Related to Principal                                                       $           -
     Liquidation Proceeds                                                                                     $    113,929.87
     Recoveries from Prior Month Charge-Offs                                                                  $           -
                                                                                                              ---------------
Total Principal Collections                                                                                   $ 23,605,743.86

Interest:
     Interest Collections                                                                                     $  4,406,793.19
     Interest on Repurchase Principal                                                                         $          -
                                                                                                              ---------------
Total Interest Collections                                                                                    $  4,406,793.19

Reserve Account Interest                                                                                      $      3,319.15

Total Collections                                                                                             $ 28,015,856.20


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


Hyundai Auto Receivables Trust 2003-A
Monthly Servicing Report
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Collection Period                                                   March, 2004
Distribution Date                                                      04/15/04
Transaction Month                                                             5
30/360 Days                                                                  30
Actual/360 Days                                                              31
-------------------------------------------------------------------------------

IV. DISTRIBUTIONS

     Total Collections                                                                                       $  28,015,856.20
     Reserve Account Release                                                                                 $           -
     Reserve Account Draw                                                                                    $           -
                                                                                                             ----------------
Total Available for Distribution                                                                             $  28,015,856.20


                                                         Amount Due                Amount Paid
                                                         ----------                -----------
1. Servicing Fee @1.00%:
                                                                                                             ----------------
   Servicing Fee Due                                  $     596,655.59           $    596,655.59             $     596,655.59
                                                                                                             ----------------

2. Class A Noteholders Interest:
     Class A-1 Notes                                  $      54,856.17           $     54,856.17
     Class A-2 Notes                                  $     313,300.00           $    313,300.00
     Class A-3 Notes                                  $     252,416.67           $    252,416.67
     Class A-4 Notes                                  $     303,555.30           $    303,555.30
                                                      ----------------           ---------------

                                                                                                             ----------------
          Total Class A interest:                     $     924,128.14           $    924,128.14             $     924,128.14
                                                                                                             ----------------

                                                                                                             ----------------
3.  First Priority Principal Distribution:            $         -                $         -                 $        -
                                                                                                             ----------------

                                                                                                             ----------------
4.   Class B Noteholders Interest:                    $      97,259.72           $     97,259.72             $      97,259.72
                                                                                                             ----------------

                                                                                                             ----------------
5.  Second Priority Principal Distribution:           $         -                $         -                 $        -
                                                                                                             ----------------

                                                                                                             ----------------
6.   Class C Noteholders Interest:                    $      31,129.08           $     31,129.08             $      31,129.08
                                                                                                             ----------------

                                                                                                             ----------------
7.  Third Priority Principal Distribution:            $         -                $         -                 $        -
                                                                                                             ----------------

                                                                                                             ----------------
8.   Class D Noteholders Interest:                    $     138,665.92           $    138,665.92             $     138,665.92
                                                                                                             ----------------

          Available Funds Remaining:                                                                         $  26,228,017.75

                                                                                                             ----------------
9.   Regular Principal Distribution Amount:                                                                  $  26,228,017.75
                                                                                                             ----------------

                                                     Distributable Amount         Paid Amount
                                                     --------------------         -----------
     Class A-1 Notes                                                             $ 26,228,017.75
     Class A-2 Notes                                                             $        -
     Class A-3 Notes                                                             $        -
     Class A-4 Notes                                                             $        -
                                                                                 ---------------

          Class A Notes Total:                        $ 109,330,854.32           $ 26,228,017.75
          Class B Notes Total:                        $   3,499,748.34           $        -
          Class C Notes Total:                        $  18,639,049.71           $        -
          Class D Notes Total:                        $   4,376,890.27           $        -
                                                                                 ---------------
               Total Noteholders Principal                                       $ 26,228,017.75
                                                                                                             ----------------
10.  Available Amounts Remaining to reserve account                                                          $        -
                                                                                                             ----------------

                                                                                                             ----------------
11.  Trust Fees and Expenses                                                                                 $        -
                                                                                                             ----------------

                                                                                                             ----------------
12.  Remaining Available Collections Released to Cetificateholder                                            $        -
                                                                                                             ----------------

==============================================================================================================================

V.  YIELD SUPPLEMENT OVERCOLLATERALIZATION AMOUNT (YSOA)

Beginning Period Required Amount                                                                             $ 28,553,525.87
Beginning Period Amount                                                                                      $ 28,553,525.87
Current Period Amortization                                                                                  $  1,174,846.69
Ending Period Required Amount                                                                                $ 27,378,679.18
Ending Period Amount                                                                                         $ 27,378,679.18
Next Distribution Date Required Amount                                                                       $ 26,228,513.33

                                     2 of 3

Hyundai Auto Receivables Trust 2003-A
Monthly Servicing Report
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Collection Period                                                   March, 2004
Distribution Date                                                      04/15/04
Transaction Month                                                             5
30/360 Days                                                                  30
Actual/360 Days                                                              31
-------------------------------------------------------------------------------

VI.  RESERVE ACCOUNT

Beginning Period Required Amount                                                                          $  5,855,027.57
Beginning Period Amount                                                                                   $  5,855,027.57
Current Period Release to Collection Account                                                              $        -
Current Period Deposit                                                                                    $        -
Current Period Release to Depositor                                                                       $        -
Ending Period Required Amount (0.75% of APB of cut-off date)                                              $  5,855,027.57
Ending Period Amount                                                                                      $  5,855,027.57

=========================================================================================================================

VII.  OVERCOLLATERALIZATION

                                                            Beginning                Ending                  Target
                                                            ---------                ------                  ------
Overcollateralization Amount                              $ 46,695,242.40        $ 49,531,840.90          $ 53,908,731.17
Overcollateralization as a % of Original Pool                  5.73%                  6.07%                    6.61%
Overcollateralization as a % of Current Pool                   6.75%                  7.16%                    7.80%

=========================================================================================================================

VIII.  DELINQUENCY AND NET LOSS ACTIVITY

                                                          Units Percent      Units     Dollars Percent     Dollar Amount
                                                          -------------      -----     ---------------     -------------
     Current                                                 98.85%         48,892         98.91%         $683,878,390.06
     30 - 59 Days                                             0.92%            455          0.92%         $  6,382,100.85
     60 - 89 Days                                             0.14%             69          0.12%         $    846,718.16
     90 + Days                                                0.09%             45          0.05%         $    313,233.84
                                       ----------------------------------------------------------------------------------
                                                                            49,461                        $691,420,442.91
Total
Delinquent Receivables 60 + days past due                     0.23%            114          0.17%         $  1,159,952.00
Delinquency Ratio 60+ for 1st Preceding Collection Period     0.36%            181          0.26%         $  1,871,965.81
Delinquency Ratio 60+ for 2nd Preceding Collection Period     0.47%            237          0.40%         $  2,954,248.23
                                                              -----                         -----
Three-Month Average Delinquency Ratio                         0.35%                         0.28%

Repossession in Current Period                                                                                         83
Repossession Inventory                                                                                                 86

Charge-Offs
     Gross Principal of Charge-Off for Current Period                                                     $  1,074,451.95
     Recoveries for Current Period                                                                        $   (113,929.87)
     Recoveries on Previous Charge-off Contracts                                                          $         -
                                                                                                          ---------------
     Net Charge-offs for Current Period                                                                   $    960,522.08

     Average Pool Balance for Current Period                                                              $703,703,575.88

Net Loss Ratio                                                                                                       1.64%
Net Loss Ratio for 1st Preceding Collection Period                                                                   1.19%
Net Loss Ratio for 2nd Preceding Collection Period                                                                   0.79%
                                                                                                          ---------------
Three-Month Average Net Loss Ratio for Current Period                                                                1.21%

Cumulative Net Losses for All Periods                                                                     $  2,331,953.81
Cumulative Net Losses as a % of Initial Pool Balance                                                                 0.29%


The undersigned hereby represents and warrants that the foregoing is a true and accurate accounting with respect to the outstandings as of March 31, 2004, in accordance with the Sale and Servicing Agreement dated as of November 7, 2003, and that all the representations and warranties set forth in Section 3.01 and made by HMFC, as Seller, are hereby restated and reaffirmed.

                                     HYUNDAI MOTOR FINANCE COMPANY, AS SERVICER



                                            By:    /s/ David A. Hoeller
                                                   --------------------------
                                            Name:  David A. Hoeller
                                            Title: Vice President, Finance
                                            Date:  April 8, 2004


                                        3 of 3

                             SERVICER'S CERTIFICATE



                         Collection Period: March, 2004

                        Distribution Date: April 15, 2004

                      Hyundai Auto Receivables Trust 2003-A

         The undersigned certifies that he is the Vice President, Finance, of Hyundai Motor Finance Company, a California corporation ("HMFC") and that as such he is duly authorized to execute and deliver this certificate on behalf of HMFC pursuant to Section 4.09 of the Sales and Servicing Agreement dated November 7, 2003, among HMFC, as Seller and Servicer, Wells Fargo Bank Minnesota, as Indenture Trustee, Hyundai ABS Funding Corporation, as the Depositor and, the Hyundai Auto Receivables Trust 2004-A, as Issuer (the "Sales and Servicing Agreement") (all capitalized terms used herein without definition have the respective meanings specified in the Sales and Servicing Agreement) and further certifies that:

         1. The Servicer's report for the period from March 1, 2004, to March 31, 2004, attached to this certificate is complete and accurate and contains all information required by Section 4.09 of the Sales and Servicing Agreement; and

         2. As of March 31, 2004, no Event of Servicing Termination or event that with notice or lapse of time or both would become an Event of Servicing Termination has occurred.

         IN WITNESS WHEREOF, I have affixed hereunto my signature this 8th day of April, 2004.

                                      HYUNDAI MOTOR FINANCE COMPANY, as Servicer a California corporation


                                      By:  /s/ David A. Hoeller
                                         -------------------------
                                          David A. Hoeller
                                          Vice President, Finance